Exhibit 10.20

November 18, 2005

Mr. Wang Chufeng

Chief Representative

China United Coalbed Methane Corporation Ltd.

No. A88 Anwai Ave

Beijing, P.R. China

100011

Re:	Application for the Extension of Phase Two of the Exploration Period under the Qinnan PSC

Dear Mr. Wang:

Far East Energy Company, (“FEEC”) previously elected to enter Phase Two of the Exploration Period as described in the Production Sharing Contract for the Exploration of Coalbed Methane Resources for the Qinnan Area, in Shanxi province, Qinshui Basin, The People’s Republic of China, (The “Qinnan PSC”). FEEC also previously requested and received a six (6) month extension of Phase Two from China United Coalbed Methane Corporation, Ltd., (“CUCBM”), by letter dated January 24, 2005. Phase Two of the Exploration period is currently set to expire on December 31, 2005. FEEC has not yet completed the Phase Two minimum work requirement of the Qinnan PSC. Technical problems and unforeseen difficulties delayed the drilling and completion of the a well drilled in the Shouyang PSC, In order to complete the minimum work requirement of Phase Two of the Qinnan PSC, FEEC hereby submits an application to extend Phase Two of the Exploration Period until March 31, 2006.

FEEC respectfully requests that CUCBM grant a three (3) month extension of Phase Two of the Exploration Period. It is understood and agreed by FEEC that the three month extension to March 31, 2006 shall not extend the overall Exploration Period of five (5) consecutive Contract Years as set forth in Article 4.2 of the Qinnan PSC. The granting of the requested three (3) month extension to Phase Two shall result in a corresponding reduction to the term of Phase Three of the Exploration Period from one and one half Contract Year (1.5) to one and one quarter Contract Year (1.25).

Based upon FEEC’s previous experience and dealing, FEEC understands that Ministry of Commerce approval is not required for an amendment that does not extend the overall five (5) year Exploration Period. It is FEEC’s further understanding that this application, if approved, shall be sufficient to extend Phase Two of the Exploration period until March 31, 2006.

400 N. Sam Houston Parkway E., Suite 205 Houston, TX 77060 Phone: 832-598-0470 Fax: 832-596-0479

Mr. Wang Chufeng

November 18, 2005

Your approval of this application will be highly appreciated. If you have any questions or concerns, please do not hesitate to contact me or Bruce Huff at FEEC.

Very truly yours,

/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer and President

Agreed and Accepted this 2nd day of December, 2005.

By:	/s/ Wang Chufeng
Printed Name:	Wang Chufeng
Title:	Chief Representative

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